UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 27, 2011
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 –Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (d)    On November 1, 2011 the Registrant announced that, effective October 27, 2011, the Board of Directors had appointed Chancellor William B. Chandler III to its Board of Directors. Chancellor Chandler will serve a term expiring at the Annual Meeting of Stockholders to be held in 2012. There were no arrangements or understandings between Chancellor Chandler and any other person pursuant to which he was appointed to the Board.   Chancellor Chandler has not yet been appointed to any committees. Other than deposit relationships in the ordinary course of business, there are no business relationships between the Registrant and Chancellor Chandler of the type required to be disclosed by Section 404(a) of Regulation S-K.  A copy of the press release dated November 1, 2011 issued by the Registrant announcing the appointment is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

    (d)    Exhibits:

      99           Press Release dated November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: November 2, 2011	By:	/s/ Steven A. Fowle
Steven A. Fowle Executive Vice President and Chief Financial Officer